SENTO CORPORATION
                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (the "Agreement") is executed this 1st day of July 2005 by and between Sento Corporation, a Utah corporation (the "Company"), and Stephen W. Fulling ("Mr. Fulling").

                                    RECITALS

         WHEREAS, the Company is engaged in the business of designing, implementing and managing high-tech solutions for customer acquisition, customer care, technical support and help-desk functions. The Company uses modern customer contact centers, coupled with our state-of-the-art proprietary software systems, to provide domestic and international support services for Fortune 1000 companies, multinational companies, product manufacturers, and software companies; and

         WHEREAS, Mr. Fulling has acknowledged knowledge, skill and experience; and

         WHEREAS, the Company desires to obtain the benefit of Mr. Fulling's knowledge, skill, and experience and, therefore, is willing to engage the services of Mr. Fulling upon the terms set forth in this Agreement; and

         WHEREAS, Mr. Fulling is willing to render services to the Company on the terms set forth herein;

                                   AGREEMENTS

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, the Company and Mr. Fulling agree as follows:

         1. Employment.

                  (a) Employment. The Company hereby employs Mr. Fulling and Mr. Fulling hereby accepts employment by the Company, subject to the terms set forth in this Agreement.

                  (b) Employment Term. The term of Mr. Fulling's employment under this Agreement ("Employment Term") shall begin on July 1, 2005 and shall continue for a period of two (2) consecutive calendar years, unless terminated sooner in accordance with this Agreement. The Employment Term shall be automatically extended for successive one-year periods unless a notice of non-extension is given by one party to the other at least one hundred eighty
(180) days prior to the expiration of the then current term.

                  (c) Title and Duties. Mr. Fulling's title shall be Senior Vice President and Chief Technology Officer of the Company, and he shall possess such powers and duties as are normally incident to such position, as he currently exercises and performs and as provided in the By-laws, all in accordance with Utah General Corporation Law. Mr. Fulling's title, powers and duties may be changed by the Board of Directors of the Company. During the Employment Term, Mr. Fulling shall faithfully discharge his duties and responsibilities in a diligent manner, devoting substantially all of his working time to the affairs of the Company and its subsidiaries (collectively, "Sento"). Mr. Fulling shall promptly communicate with all members of the Company's board of directors on all material Company events and matters.

         2. Compensation and Related Matters.

                  (a) Salary. For services rendered by Mr. Fulling to Sento and upon the condition that Mr. Fulling fully and faithfully perform all of his duties and obligations owed during the Employment Term under this Agreement. The Company shall pay Mr. Fulling an annual base salary equal to $130,000, payable in twenty-six equal bi-weekly installments per year less income tax withholdings and other normal employee deductions. The base salary set forth herein shall be reviewed annually by the Compensation Committee (the "Compensation Committee") of the Board of Directors of the Company at the end of each fiscal year of the Company beginning with the fiscal year ending on or about March 31, 2006 (hereafter "Fiscal Year"), or at such other times as may be deemed appropriate by the Compensation Committee, and may, at the sole discretion of the Compensation Committee, be left unchanged or increased by an amount which it deems appropriate.

                  (b) Bonuses. Mr. Fulling shall be eligible to receive with respect to each Fiscal Year during the Employment Term bonuses under the Company's bonus program, if any, which may be subsequently adopted or amended by the Compensation Committee ("Compensation Committee") of the Board of Directors (or the full Board as the case may be). The Company's current bonus program for Mr. Fulling is set forth on Exhibit A which is attached hereto and incorporated herein by this reference.

                  (c) Stock Options and Restricted Stock Grants. Mr. Fulling shall receive such options to purchase the common stock of the Company, or such grants of restricted stock of the Company, if any, as shall be granted by the Compensation Committee, in its discretion, pursuant to the Company's 1999 Omnibus Stock Incentive Plan or any other stock option plan which may be applicable.

                  (d) Fringe Benefits. During the Employment Term, Mr. Fulling shall be eligible to receive reasonable amounts of paid, noncumulative vacation per year, to be taken at a time or times reasonably agreeable to both Mr. Fulling and the Company, and shall be eligible to participate in and receive coverage and benefits under all group insurance, pension, profit sharing, bonus, stock option, stock ownership and other employee benefit plans, programs and arrangements of Sento which are now or hereafter adopted by Sento for the benefit of its similarly situated executive employees, subject to and on a basis consistent with the terms, conditions and overall administration of such plans, programs and arrangements.

                  (e) Business Expenses. The Company shall reimburse Mr. Fulling for the reasonable and necessary business expenses incurred by Mr. Fulling in connection with the performance of his duties and obligations as set forth herein during the Employment Term. Such expenses shall include, but are not limited to, cellular telephone expenses and all expenses of travel and living expenses while away from home on business or at the request and in the service of the Company, provided that such expenses are properly incurred and accounted for in accordance with the applicable policies and procedures established by the Company. Reimbursement shall be made upon the presentation by Mr. Fulling to the Company of reasonably detailed statements of such expenses.

                  (f) Proration of Compensation. Any compensation payable to Mr. Fulling under this Section 2 in respect of any Fiscal Year during which the Employment Term terminates prior to the last day of such Fiscal Year shall, unless otherwise provided in the applicable plan, program or arrangement, be prorated in accordance with the number of days in such Fiscal Year during which he is so employed.

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

         3. Benefits Following Employment Term or Termination. For the shorter of the following periods: (i) a period of twelve (12) months following the Date of Termination of the Employment Term, or (ii) a period from the Date of Termination of the Employment Term and continuing until the date Mr. Fulling accepts other employment with comparable benefits, and provided that Mr. Fulling was not terminated for cause as provided in Subsection (a) of Section 5 herein, the Company shall permit, at the Company's expense, Mr. Fulling, his spouse and dependents, as applicable (the "Benefit Participants") to participate in all group medical and health insurance plans then made available to the executive employees of the Company (the "Plans") (including but not limited to such Plans in which Mr. Fulling was entitled to participate immediately prior to the Date of Termination) in the same manner as provided to its other executive employees; provided, however, that this Section 3 shall not apply in the event that (i) Sento shall hereafter terminate the applicable Plan, or (ii) the participation of the Benefit Participants in such Plan is prohibited by law or, if applicable, would disqualify such Plan as a tax qualified plan pursuant to the Internal Revenue Code of 1986, as amended, or any successor thereto (the "Code") or (iii) the participation of the Benefit Participants violates the general terms and provisions of such applicable Plan. In the event that any of the Benefit Participants' participation in such Plans is prohibited by law or, if applicable, would disqualify the Plan as a tax qualified plan, the Company shall pay the monthly COBRA premiums otherwise payable by Mr. Fulling with respect to continuation coverage of such Plans or permit the Benefit Participants to acquire substantially comparable coverage at the Company's expense, from a source of Mr. Fulling's or his spouse's choosing, notwithstanding the fact that such coverage or benefit will result in a higher cost than if provided under an Sento Plan. However, in no event will the Benefit Participants receive from the Company the coverage contemplated by this Section 3 if the Benefit Participants receive such coverage from any other source.

         4. Compensation upon Termination or During Disability.

                  (a) Compensation upon Termination for Cause. If the Employment Term shall be terminated "for cause," as provided in Subsection (a) of Section 5 herein, the Company shall have no further liability under this Agreement except to pay Mr. Fulling (i) the value of any accrued salary or other compensation due to Mr. Fulling pursuant to Section 2 herein (including any earned and awarded but unpaid bonus payment, subject to set-off of amounts owed to the Company, but excluding any deferred bonus payments based upon quarterly Fiscal Year performance) upon the date of delivery of Notice of Termination to Mr. Fulling, at the rate in effect at the time such Notice of Termination is delivered, and
(ii) any benefits payable under all employee benefit plans, programs and arrangements of Sento in which Mr. Fulling is a participant on the date of delivery of Notice of Termination.

                  (b) Compensation upon Death. If the Employment Term is terminated by Mr. Fulling's death, the Company shall have no further liability under this Agreement except to pay Mr. Fulling's spouse, or if he leaves no spouse, his estate or devisee, legatee or other designee, as applicable, (i) the value of any accrued salary or other compensation due to Mr. Fulling pursuant to
Section 2 herein (including any earned put unpaid bonus payment or prorata share of such earned bonus payment, but excluding deferred bonus payments based upon annual Fiscal Year performance) at the time of his death, (ii) any death benefit payable under all employee benefit plans, programs and arrangements of Sento in which Mr. Fulling is a participant on the date of his death, and (iii) any Plan coverage continuation for Mr. Fulling's spouse and dependents, as applicable, under Section 3 herein.

                  (c) Compensation upon Disability. During any period that Mr. Fulling fails to perform his duties hereunder as a result of incapacity due to an "impaired condition," as such term is defined in Subsection (c) of Section 5 herein (the "disability period"), Mr. Fulling shall continue to receive his full salary at the rate then in effect for the disability period until the Employment Term is terminated pursuant to Subsection (c) of Section 5 herein; provided, however, that such salary payments so made to Mr. Fulling pursuant hereto shall be reduced by the sum of the amounts, if any, payable to Mr. Fulling prior to or during this period, as the result of such incapacity, under any disability benefit plan or insurance program of Sento in which Mr. Fulling participates.

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

                  In the event of termination of the Employment Term pursuant to Subsection (c) (disability) of Section 5 herein, the Company shall have no further responsibilities under this Agreement except (i) to pay the value of any accrued salary or other compensation due under Section 2 herein (including any earned but unpaid bonus payment or prorata share of such earned bonus payment, but excluding deferred bonus payments based upon annual Fiscal Year performance) on the Date of Termination to Mr. Fulling (or in the event of Mr. Fulling's subsequent death, to his estate or devisee, legatee or other designee, as applicable), together with any benefits payable under all employee benefit plans, programs or arrangements of Sento in which Mr. Fulling is a participant on the Date of Termination, and (ii) to provide for any Plan coverage continuation for Mr. Fulling, his spouse and dependents, as applicable under
Section 3 herein.

                  (d) Compensation upon Termination by Mr. Fulling. If Mr. Fulling terminates the Employment Term due to "impaired health" or for Good Reason, as such terms are defined in Subsection (d) of Section 5 herein, the Company shall have no further responsibility under this Agreement except (i) to pay the value of any accrued salary or other compensation due under Section 2 herein (including any earned but unpaid bonus payment or prorata share of such earned bonus payment, but excluding deferred bonus payments based upon annual Fiscal Year performance) on the Date of Termination to Mr. Fulling (or in the event of Mr. Fulling's subsequent death, to his estate or devisee, legatee or other designee, as appropriate), together with any benefits payable under all employee benefit plans, programs or arrangements of Sento in which Mr. Fulling is a participant on the Date of Termination, (ii) to pay the value of any severance compensation owed to Mr. Fulling (or in the event of Mr. Fulling's subsequent death, to his estate or devisee, legatee or other designee, as appropriate) as set forth in Subsection (f) of this Section 4 (which shall survive the termination of the Employment Term), and (iii) to provide for any Plan coverage continuation for Mr. Fulling, his spouse and dependents, as applicable, under Section 3 herein.

                  (e) Compensation upon Termination by Company. If the Company breaches this Agreement by terminating the Employment Term, other than pursuant to Subsections (a) (cause), (b) (death), or (c) (disability) of Section 5 herein, including but not limited to termination without "cause" (as such term is defined in Subsection (a) of Section 5 herein), the Company shall (i) pay the value of any accrued salary or other compensation due under Section 2 herein (including any earned but unpaid bonus payment or prorata share of such earned bonus payment, but excluding deferred bonus payments based upon annual Fiscal Year performance) on the Date of Termination to Mr. Fulling (or in the event of Mr. Fulling's subsequent death, to his estate or devisee, legatee or other designee, as appropriate), together with any benefits payable under all employee benefit plans, programs or arrangements of Sento in which Mr. Fulling is a participant on the Date of Termination, (ii) pay the value of any severance compensation owed to Mr. Fulling (or in the event of Mr. Fulling's subsequent death, to his estate or devisee, legatee or other designee, as appropriate) as set forth in Subsection (f) of this Section 4 (which shall survive the termination of the Employment Term), and (iii) provide for any Plan coverage continuation for Mr. Fulling, his spouse and dependents, as applicable, under
Section 3 herein.

                  (f) Severance Compensation.

                  (i) Termination by Company or by Mr. Fulling for Good Reason. If the Company breaches this Agreement by terminating the Employment Term other than pursuant to Subsections (a) (cause), (b) (death), or
         (c) (disability) of Section 5 herein, including but not limited to termination without "cause" (as such term is defined in Subsection (a) of Section 5 herein), or if Mr. Fulling terminates the Employment Term for Good Reason, as such term is defined in Subsection (d)(i) of
         Section 5 herein (other than due to a Change in Control, as hereinafter defined), then the Company shall pay as severance compensation to Mr. Fulling an amount equal to one-half of Mr. Fulling's annual base salary

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

         in effect as of the Date of Termination, payable by continuing Mr. Fulling's regular salary at the regular bi-weekly payment intervals for a period of twenty six weeks after the Date of Termination, until the aggregate amount payable has been paid. Such severance compensation shall not be subject to mitigation or offset due to other earnings of Mr. Fulling.

                  (ii) Termination Following a Change in Control. If the Employment Term is terminated by Mr. Fulling or by the Company within one hundred eighty (180) days following a Change in Control, as such term is defined in Subsection (d)(ii) of Section 5 herein, then the Company shall pay as severance compensation to Mr. Fulling an amount equal to one-half of Mr. Fulling's annual base salary in effect as of the Date of Termination. Such severance compensation shall be payable by continuing Mr. Fulling's regular salary at the regular bi-weekly payment intervals for a period of twenty six weeks after the Date of Termination, until the aggregate amount payable has been paid. Such severance compensation shall be subject to mitigation or offset due to other earnings of Mr. Fulling.

         5. Termination.

                  (a) Cause. The Employment Term may be terminated at any time at the option of the Company "for cause" (as such term is hereinafter defined), effective upon the giving of written notice of termination to Mr. Fulling. As used herein, the term "for cause" shall mean and be limited to: (i) any felony conviction, (ii) willful misconduct or gross negligence in connection with the performance of Mr. Fulling's duties, responsibilities, agreements and covenants hereunder, which shall continue for a period of thirty (30) days after the receipt of notice from the Company, (iii) refusal to comply with reasonable rules, regulations, policies, directions and restrictions as may be established from time to time by the Board of Directors of Sento, whereby such refusal continues for thirty (30) days after the receipt of notice from the Company, or
(iv) repeated abuse (following at least one written warning from the Company) of alcohol or any illegal use of narcotics or other controlled substances. If Mr. Fulling is advised that he is being terminated for cause, he may submit to the Board of Directors of Sento a written objection to such determination.

                  (b) Death. The Employment Term shall terminate automatically upon the death of Mr. Fulling.

                  (c) Disability. In the event Mr. Fulling becomes mentally or physically "disabled" during the Employment Term, the Employment Term shall terminate on the Date of Termination (as such term is defined in Subsection (f) of this Section 5) once the disability is "established." As used in this Subsection, the term "disabled" means suffering from any mental or physical condition, other than that resulting from the use of alcohol or illegal use of narcotics or other controlled substances, which renders Mr. Fulling unable to substantially perform all of his material duties and services under this Agreement in a satisfactory manner (an "impaired condition") for a period of one hundred twenty (120) consecutive days or for more than one hundred eighty (180) days in any twelve (12) month period. For purposes of this Subsection, the date that Mr. Fulling's disability is "established" shall be, in the case of an impaired condition which exists for a period of one hundred twenty (120) consecutive days, the one hundred twenty-first (121st) day on which such impaired condition exists, and, in the case of an impaired condition existing for more than one hundred eighty (180) days in any twelve (12) month period, the one hundred eighty-first (181st) day on which such impaired condition exists.

                  (d) Termination by Mr. Fulling. Mr. Fulling may terminate the Employment Term (1) for Good Reason, or (2) if his health should become impaired to an extent that makes his continued performance of his duties and obligations hereunder hazardous to his physical or mental health or his life ("impaired health"), provided that Mr. Fulling shall have furnished the Company with a written statement from a qualified doctor to such effect and provided further that, at the Company's request, Mr. Fulling shall submit to an examination by a doctor selected by the Company and such doctor shall have concurred in the conclusion of Mr. Fulling's doctor, or (3) voluntarily, without Good Reason and not due to "impaired health." In the event that Mr. Fulling voluntarily terminates the Employment Term without Good Reason and not due to "impaired health," such termination shall be treated as if it were a termination "for cause" by the Company.

                  (i) Good Reason Defined. For purposes of this Agreement, "Good Reason" shall mean:

                           a. a Change in Control of the Company (as defined in
                  Subsection (d)(ii) below);

                           b. a failure by the Company to comply with any
                  material provision of this Agreement which has not been cured within thirty (30) days after written notice of such noncompliance has been given by Mr. Fulling to the Company; or

                           c. any purported termination of Mr. Fulling's
                  employment which is not effected pursuant to a Notice of Termination satisfying the requirements of Subsection (e) of this Section 5 (and for purposes of this Agreement no such purported termination shall be effective);

                           d. a change in Mr. Fulling's title or duties which
                  are in material respects inconsistent with Mr. Fulling's position as set forth in Section 1(c);

                                    or

                           e. a required move of Mr. Fulling's residence to a
                  location that is more than 50 miles from his existing residence.

                  For the purpose of this Subsection (d)(i), no action or inaction by Mr. Fulling within ninety (90) days following the occurrence of the foregoing events shall be deemed a consent by Mr. Fulling to such events, absent written consent from Mr. Fulling to the Company.

                  (ii) Change in Control Defined. A "Change in Control" shall be deemed to have occurred:

                           a. upon any "person" as such term is used in Sections
                  13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act") (other than any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of common stock of the Company), becoming the owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities;

                           b. if, during any period of two consecutive years,
                  individuals who at the beginning of such period constitute the Board of Directors, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in paragraph (a), (c) or (d) of this Subsection or a director whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under

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

                  the Exchange Act) or other actual or threatened solicitation of proxies or contests by or on behalf of a person other than the Board of Directors of the Company) whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board of Directors;

                           c. upon the merger or consolidation of the Company
                  with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity (which entity shall thereafter be the "Company" as defined herein) outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person (other than those covered by the exceptions in (a) above) acquires more than twenty-five percent (25%) of the combined voting power of the Company's then outstanding securities shall not constitute a Change of Control of the Company; or

                           d. if the stockholders of the Company approve a plan
                  of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets other than the sale of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, at least fifty percent (50%) or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale.

                  (e) Notice of Termination. Any termination of the Employment Term by the Company or by Mr. Fulling (other than termination pursuant to Subsection (b) (death) of this Section 5) shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employment Term under the Section and Subsection so indicated.

                  (f) Date of Termination. "Date of Termination" shall mean the following, respectively, if the Employment Term is terminated by: (i) Subsection
(a) (cause) of this Section 5, the date specified in the Notice of Termination,
(ii) Subsection (b) (death) of this Section 5, the date of Mr. Fulling's death,
(iii) Subsection (c) (disability) of this Section 5, thirty (30) days after Notice of Termination is given (provided that Mr. Fulling shall not have returned to the satisfactory performance of his duties on a full-time basis during such thirty (30) day period), and (iv) if for any other reason, the date on which a Notice of Termination is given.

         6. Other Business Activities. During the Employment Term and continuing thereafter for the period during which severance compensation is being paid, Mr. Fulling shall not, without the prior written authorization of the Board of Directors of the Company, directly or indirectly render services of a business, professional or commercial nature (whether for compensation or otherwise) to any person or entity competitive or adverse to Sento's business welfare or engage in any activity whether alone, as a partner, or as an officer, director, employee, consultant, independent contractor, or stockholder in any other corporation, person, or entity which is competitive with or adverse to Sento's business welfare. This Section 6 shall not, however, prevent Mr. Fulling from investing in securities issued by any such competitive or adverse corporation, provided the holdings thereof by Mr. Fulling do not constitute more than five percent (5%) of any one class of such securities. The Company covenants and agrees that it will not assert the "inevitable disclosure doctrine" primarily in an attempt to lengthen the term of the non-competition covenant of Mr. Fulling as set forth in this Section 6.

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

         7. Confidential Information.

                  (a) Disclosure and Use. Mr. Fulling shall not disclose or use at any time, either during or subsequent to the Employment Term, any trade secrets or other confidential information, whether patentable or not, of Sento, including but not limited to, any technical or non-technical data, any formula, pattern, compilation, program, device, method, technique, drawing, process, financial data, or any list of actual or potential customers or suppliers, of which Mr. Fulling is or becomes informed or aware during the Employment Term, whether or not developed by Mr. Fulling, except (i) as may be reasonably required for Mr. Fulling to perform Mr. Fulling's employment duties with the Company, (ii) to the extent such information becomes generally available to the public through no wrongful act of Mr. Fulling, (iii) information which has been disclosed as a result of a subpoena or other legal process, provided that Mr. Fulling has provided the Company with prompt written notice of the receipt thereof, or (iv) unless Mr. Fulling shall first secure the Company's prior written authorization. This covenant shall survive the termination of Mr. Fulling's employment hereunder, and shall remain in effect and be enforceable against Mr. Fulling for so long as any such Sento secret or confidential information retains economic value, whether actual or potential, from not being generally known to other persons who can obtain economic value from its disclosure or use. Mr. Fulling agrees to execute such further agreements and/or confirmations of Mr. Fulling's obligations to Sento concerning non-disclosure of Sento trade secrets and confidential information as Sento may reasonably require from time to time.

                  (b) Return of Materials. Upon termination of the Employment Term, Mr. Fulling (or in the event of termination due to Mr. Fulling's death, his estate or devisee, legatee or other designee, as applicable) shall promptly deliver to the Company all materials of a secret or confidential nature relating to Sento's business which are in the possession or under the control of Mr. Fulling.

         8. Inventions and Discoveries. Mr. Fulling hereby assigns to the Company or its designee all of Mr. Fulling's rights, title and interest in and to all inventions, discoveries, processes, designs, works of authorship and other intellectual property and all improvements on existing inventions, discoveries, processes, designs, works and other intellectual property made or discovered by Mr. Fulling during the Employment Term. Promptly upon the development, making, creation, or discovery of any invention, discovery, process, design, work, intellectual property or improvement, Mr. Fulling shall disclose the same to the Company and shall execute and deliver to the Company or its designee such reasonable documents as the Company may request to confirm the assignment of Mr. Fulling's rights therein, and if requested by the Company, shall assist the Company or its designee in applying for and prosecuting any patents and any trademark or copyright registration which may be available in respect thereof. Any invention, discovery or other work for which none of Sento's equipment, supplies, facilities, or confidential information was used and which was developed entirely on Mr. Fulling's own time, is exempted from this Section 8 so long as it (i) does not relate in any way to Sento's business, or actual or demonstrably anticipated research and development; and (ii) does not result in any way from Mr. Fulling's work for the Company.

         9. Severability. If any provision of this Agreement is held invalid or unenforceable, either in its entirety or by virtue of its scope or application to given circumstances, such provision shall thereupon be deemed (i) modified only to the extent necessary to render the same valid, or (ii) not applicable to given circumstances, or (iii) excised from this Agreement, as the situation may require, and this Agreement shall be construed and enforced as if such provision had been included herein as so modified in scope or application, or had not been included herein, as the case may be.

         10. Enforcement. The Company will be entitled to institute proceedings and avail itself of all remedies at law or in equity to recover damages occasioned by a breach or threatened breach of any of the provisions of this Agreement by Mr. Fulling and shall have the right to pursue one or more of such proceedings and remedies simultaneously or from time to time. Mr. Fulling hereby

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

acknowledges that the Company would suffer irreparable injury if the provisions of Sections 6, 7 and 8 herein, which shall survive the termination of this Agreement, were breached and that the Company's remedies at law would be inadequate in the event of such breach or threatened breach. Accordingly, Mr. Fulling hereby agrees that any such breach or threatened breach may, in addition to any and all other available remedies, be preliminarily and permanently enjoined by any court of competent jurisdiction without any requirement that the Company post a bond.

         11. Legal Fees and Expenses. In the event of litigation proceedings under this Agreement, both the Company and Mr. Fulling shall pay their own attorneys' fees and other legal expenses and costs.

         12. General Provisions.

                  (a) Notices. Any notice, request, demand or other communication required or permitted to be given hereunder shall be in writing and personally delivered or sent by registered or certified mail, return receipt requested, or by a facsimile, telegram or telex followed by a confirmation letter sent by registered or certified mail, return receipt requested, addressed as follows:

                  To the Company:   Sento Corporation
                                    Attention:  Chief Executive Officer
                                    808 East Utah Valley Drive
                                    American Fork, Utah 84003

                  To Mr. Fulling:   Stephen W. Fulling
                                    3362 Bear River Road
                                    South Jordan, UT 84095

Either the Company or Mr. Fulling may, at any time, by notice to the other, designate another address for service of notice on such party. When the letter, facsimile, telegram or telex is dispatched as provided for above, the notice shall be deemed to be made when the addressee actually receives the letter, facsimile, telegram or telex, or upon the third (3rd) business day after the date it is sent, whichever is earlier.

                  (b) Amendments. Neither this Agreement nor any of the terms or conditions hereof may be waived, amended or modified except by means of a written instrument duly executed by the party to be charged therewith.

                  (c) Captions and Headings. The captions and Section headings used in this Agreement are for convenience of reference only, and shall not affect the construction or interpretation of this Agreement or any of the provisions hereof.

                  (d) Governing Law. This Agreement, and all matters or disputes relating to the validity, construction, performance or enforcement hereof, shall be governed, construed and controlled by and under the laws of the State of Utah without regard to principles of conflicts of law.

                  (e) Successors and Assigns. In light of the unique personal services to be performed by Mr. Fulling hereunder, it is acknowledged and agreed that any purported or attempted assignment or transfer by Mr. Fulling of this Agreement or any of Mr. Fulling's duties, responsibilities, or obligations hereunder shall be void. The Company shall not assign this Agreement to any third party entity which is not affiliated with the Company or any of its direct or indirect subsidiaries. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns.

                  (f) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original hereof, but all of which together shall constitute one and the same Instrument.

                  (g) Entire Agreement. Except as otherwise set forth or referred to in this Agreement, this Agreement constitutes the sole and entire agreement and understanding between the parties hereto as to the subject matter hereof and supersedes all prior discussions, agreements and understandings of every kind and nature between them as to such subject matter.

                  (h) Reliance by Third Parties. This Agreement is intended for the sole and exclusive benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns, and no other person or entity shall have any right to rely on this Agreement or to claim or derive any benefit therefrom absent the express written consent of the party to be charged with such reliance or benefit.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

                                              SENTO CORPORATION


                                              By:  /s/ Patrick F. O'Neal
                                                 -------------------------------

                                              Title:  President and CEO
                                                    ----------------------------

                                                    /s/ Stephen W. Fulling
                                                    ----------------------------
                                                   STEPHEN W. FULLING

                                    Exhibit A

                                   Bonus Plan

Quarterly Bonus Award

A quarterly bonus award for the first three quarters of each fiscal year during the term hereof shall be paid to Mr. Fulling according to the following table:

------------------------------------------------------------------------------------ --------------------------------
                              Description of Results                                    Amount of Quarterly Bonus
------------------------------------------------------------------------------------ --------------------------------
If actual quarterly results equal or exceed 100% (but are less than 110%) of         4.375% of annual salary
plan for both revenue and operating income, then Mr. Fulling shall be entitled to receive a bonus equal to the amount shown in the cell to the immediate right
------------------------------------------------------------------------------------ --------------------------------
If actual quarterly results equal or exceed 110% (but are less than 120%) of         5.03125% of annual salary
plan for both revenue and operating income, then Mr. Fulling shall be entitled to receive a bonus equal to the amount shown in the cell to the immediate right
------------------------------------------------------------------------------------ --------------------------------
If actual quarterly results equal or exceed 120% (but are less than 130%) of         5.90625% of annual salary
plan for both revenue and operating income, then Mr. Fulling shall be entitled to receive a bonus equal to the amount shown in the cell to the immediate right
------------------------------------------------------------------------------------ --------------------------------
If actual quarterly results equal or exceed 130% of plan for both revenue and        6.5625% of annual salary
operating income, then Mr. Fulling shall be entitled to receive a bonus equal to the amount shown in the cell to the immediate right
------------------------------------------------------------------------------------ --------------------------------

Provided, however, that no quarterly bonus shall be payable to Mr. Fulling: (i) for any quarter in which the Company has an operating loss or (ii) if the Company fails to achieve plan results for both revenue and operating income. Such quarterly bonus shall be accrued and owing at quarter end and payable within 30 days after the end of each quarter.

Such quarterly bonus award amounts shall not be pro rated pursuant to paragraph 2(f) of the Agreement.

Annual Bonus Award

An annual bonus award for each fiscal year during the term hereof shall be paid to Mr. Fulling according to the following table:

---------------------------------------------------------------------------------- ----------------------------------
                             Description of Results                                     Amount of Annual Bonus
---------------------------------------------------------------------------------- ----------------------------------

If actual annual results equal or exceed 100% (but are less than 110%) of plan     25.00% of annual salary minus
for both revenue and operating income, then Mr. Fulling shall be entitled to       the aggregate amount of all
receive a bonus equal to the amount shown in the cell to the immediate right       previously paid quarterly bonuses
---------------------------------------------------------------------------------- ----------------------------------
If actual annual results equal or exceed 110% (but are less than 120%) of plan     28.75% of annual salary minus
for both revenue and operating income, then Mr. Fulling shall be entitled to       the aggregate amount of all
receive a bonus equal to the amount shown in the cell to the immediate right       previously paid quarterly bonuses
---------------------------------------------------------------------------------- ----------------------------------

If actual annual results equal or exceed 120% (but are less than 130%) of plan     33.75% of annual salary minus
for both revenue and operating income, then Mr. Fulling shall be entitled to       the aggregate amount of all
receive a bonus equal to the amount shown in the cell to the immediate right       previously paid quarterly bonuses
---------------------------------------------------------------------------------- ----------------------------------
If actual annual results equal or exceed 130% of plan for both revenue and         37.50% of annual salary minus
operating income, then Mr. Fulling shall be entitled to receive a bonus equal to   the aggregate amount of all
the amount shown in the cell to the immediate right                                previously paid quarterly bonuses
---------------------------------------------------------------------------------- ----------------------------------

Provided, however, that no annual bonus shall be payable to Mr. Fulling: (i) for any fiscal year in which the Company has an operating loss, or (ii) if the Company fails to achieve plan results for both revenue and operating income. Such annual bonus shall be accrued and owing at end of such fiscal year and payable on the date that is 15 days after the Company's audited financial statements are issued.

Such annual bonus award amounts shall not be pro rated pursuant to paragraph 2(f) of the Agreement.

For purposes of the calculations to be made pursuant to this bonus plan, the Plans for the 2006 and subsequent fiscal years shall be those which are timely adopted and approved by the board of directors (i.e., prior to the end of the first quarter of the fiscal year). In the absence of a plan that is timely approved by the board, if such failure is due to management's failure to timely prepare and present an acceptable plan to the board, no quarterly or annual bonuses shall be due or payable. If such failure is due to the board's failure to adopt the plan that management has timely presented to the board, the plan to be used for calculation of the bonuses due hereunder shall be 122% of the revenue and operating income numbers contained in the plan for the immediately preceding fiscal year.